SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2003

NASH FINCH COMPANY
(Exact name of registrant as specified in its charter)

Delaware	0-785	41-0431960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 France Avenue South, Edina, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 832-0534

(Former name or former address, if changed since last report)

Item 5.           Other Events and Required FD Disclosure.

On January 22, 2003, the Registrant issued a press release, attached hereto as Exhibit 99.1, announcing that it received a determination from the Nasdaq Listing Qualifications Panel to continue the listing of the Registrant’s securities on the Nasdaq National Market.

ITEM 7.  Financial Statements and Exhibits

(c)                                   Exhibits

Exhibit No.	Description

99.1	Press Release of Nash Finch Company issued January 22, 2003.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nash Finch Company (Registrant)

Dated: January 22, 2003	By:	/s/ Robert B. Dimond
Robert B. Dimond
Executive Vice President & Chief Financial Officer